Exhibit 10.20

ARMSTRONG COAL COMPANY, INC.

LG&E/KU Contract No. J07032

Amendment No. 1

AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT (“Amendment No. 1”) is entered into effective as of July 1, 2008, by and between LOUISVILLE GAS AND ELECTRIC COMPANY (“LG&E”) and KENTUCKY UTILITIES COMPANY (“KU”), each a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 (individually the “Buyer”, as applicable) and ARMSTRONG COAL COMPANY, INC., a Delaware Corporation, 407 Brown Road, Madisonville, Kentucky 42431 (“Seller”). In consideration of the agreements herein contained, the parties hereto agree as follows:

A.	AMENDMENTS

The Coal Supply Agreement heretofore entered into by the parties, dated effective January 1, 2008 and identified by the Contract Number set forth above is hereby amended as follows, (the January 1, 2008 Coal Supply Agreement as amended by this Amendment No. 1 is hereafter referred to as the “Agreement”):

B.	QUANTITY

B.1 Section 3.1 Base Quantity is modified and reads as follows:

Section 3.1 Base Quantity. The annual Base Quantity is revised to read as follows, all other terms and conditions set forth in this Section 3.1 shall remain as stated in the Agreement:

YEAR	BASE QUANTITY (TONS)
2008	600,000
2009	2,300,000
2010	3,800,000	*
2011	4,200,000	**
2012	4,200,000	**
2013	4,000,000	**
2014	4,000,000	**
2015	4,000,000	**

ARMSTRONG COAL COMPANY, INC.

LG&E/KU Contract No. J07032

Amendment No. 1

*	- Buyer shall have the right to nominate up to 1,500,000 tons of this amount to be delivered by rail. Buyer shall make such nomination to Seller in writing by September 1, 2009.
**	- Buyer shall have the right to nominate up to 2,500,000 tons of this amount per year to be delivered by rail for calendar years 2011 through the term of the Agreement. Buyer shall make such nomination in writing to Seller by September 1 of the preceding year.

C.	PRICE

C.l Section 8.1(a) Base Price is deleted and replaced with the following:

The base price (“Base Price”) of the coal to be sold hereunder will be firm and will be based on Dollars/Ton and will be determined by the calendar year in which the coal is delivered to Buyer as provided in Section 5 hereto and in accordance with the following schedule:

	QUANTITY	QUALITY 1		QUALITY 2
YEAR	(Tons)	Barge	Rail	Barge	Rail
2008	600,000	$27.31	$27.31	$28.30	$28.30
2009	2,300,000	$27.60	$27.60	$28.76	$28.76
2010	First 200,000	$27.60	$27.60	$28.76	$28.76
Remaining	3,600,000	$28.21	$28.21	$29.63	$29.63
2011	First 400,000	$28.21	$28.21	$29.63	$29.63
Remaining	3,800,000	$28.36	$28.36	$29.78	$29.78
2012	First 200,000	$28.36	$28.36	$29.78	$29.78
Remaining	4,000,000	$28.51	$28.51	$29.93	$29.93
2013	4,000,000	$28.66	$28.66	$30.08	$30.08
2014	4,000,000	$28.81	$28.81	$30.23	$30.23
2015	4,000,000	$28.96	$28.96	$30.38	$30.38

Not withstanding the foregoing, the base price for any Make-up Tons (as such term is defined in §3.1 hereof) shall be the Base Price for the applicable Quantity in the calendar year in which such Make-up Tons should have been delivered and not the Base Price for the applicable Quantity in the Make-up Year (as such term is defined in §3.1 hereof).

ARMSTRONG COAL COMPANY, INC.

LG&E/KU Contract No. J07032

Amendment No. 1

C.2	Section 8.4 Diesel Fuel Adjustment is hereby deleted and replaced with the following provision, however this deletion and replacement shall only be effective for the period July 1, 2008 through December 31, 2009. Thereafter this language shall be null and void and the original Section 8.4 Diesel Fuel Adjustment shall be reinstated in its original form and shall be in full force and effect from that point forward:

§8.4 Diesel Fuel and Explosives Price Adjustment. In addition to any other adjustments provided herein, the Base Price shall also be adjusted for changes in the price of Diesel Fuel and Explosives, such adjustment to be effective on the Adjustment Date (as such term is hereinafter defined). The first Diesel Fuel and Explosives Price Adjustment calculation shall be applied towards shipments unloaded beginning July 1, 2008.

The Diesel Fuel and Explosives Price Adjustment contemplated herein shall be determined as follows: (1) Multiply $10.06 (herein called the “Base Diesel Fuel and Explosives Component”) by the Adjustment Factor (as hereinafter defined; the resulting product is hereinafter called the “Adjusted Diesel Fuel and Explosives Component”); (2) Subtract the Base Diesel Fuel and Explosives Component from the Adjusted Diesel Fuel and Explosives Component and the result shall be hereinafter called the “Diesel Fuel and Explosives — Base Price Adjustment”. The Diesel Fuel and Explosives — Base Price Adjustment will be reset to zero immediately prior to the calculation of the adjustment for the next Adjustment Date.

For purposes of this Section 8.4, the following terms shall have the meanings set forth below:

“PPI” shall mean the published PPI-Commodities #2 Diesel Fuel Index #WPU057303 found in the Producer Price Indexes, published monthly by the U.S. Department of Labor, Bureau of Labor Statistics.

“Adjustment Factor” shall mean a fraction, the denominator of which shall be 232.5 (the average base index PPI for May, June and July 2007) and the numerator of which shall be the average PPI of the last three months published during a Calculation Period prior to an Adjustment Date.

“Adjustment Date” shall mean the first day following a Calculation Period for which an adjustment to the Base Price for changes in the price of Diesel Fuel and Explosives is contemplated hereunder, namely, January 1, April 1, July 1 or October 1, as the case may be, for each calendar year for which this Section 8.4 applies.

“Calculation Period” shall mean (i) for a January 1 Adjustment Date, the three (3) months of September, October, and November of the preceding calendar year; (ii) for an April 1 Adjustment Date, the three (3) months of December of the preceding calendar year, and January and February; (iii) for a July 1 Adjustment Date, the three (3) months of March, April, and May; and (iv) for an October 1 Adjustment Date, the three (3) months of June, July, and August.

ARMSTRONG COAL COMPANY, INC.

LG&E/KU Contract No. J07032

Amendment No. 1

An example of the calculation of the Diesel Fuel and Explosives Base Price Adjustment is included in Exhibit B attached hereto and made a part hereof.

D.	EXHIBIT B

D.1	Exhibit B is deleted and replaced in its entirety as per the exhibit attached, however this deletion and replacement shall only be effective for the period July 1, 2008 through December 31, 2009. Thereafter this language shall be null and void and the original Exhibit B shall be reinstated in its original form and shall be in full force and effect from that point forward:

E.	STATUS OF AGREEMENT

As amended hereby, the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year below written, but effective as of the day and year first set forth above.

LOUISVILLE GAS AND ELECTRIC COMPANY		ARMSTRONG COAL COMPANY, INC.

By:	/s/ David S. Sinclair	By:	/s/ Martin D. Wilson
Title:	VP Energy Marketing	Title:	President
Date:	12-2-08	Date:	11/20/08

KENTUCKY UTILITIES COMPANY

By:	/s/ David S. Sinclair
Title:	VP Energy Marketing
Date:	12-2-08

ARMSTRONG COAL COMPANY, INC.

LG&E/KU Contract No. J07032

Amendment No. 1

EXHIBIT B

Sample Diesel Fuel and Explosives Price Adjustment Calculation

Effective July 1, 2008

July 2008 Diesel Fuel and Explosives Price Calculation
Base Diesel Fuel and Explosives Component	$10.06
(1) Calculate Adjusted Diesel Fuel and Explosives Component
(a) Calculate PPI Factor	372.9	Average of base index PPI’s of the three months during relevant Calculation Period for July 1, 2008 Adjustment Date Average of base index PPI’s for May, June and July 2007
Divided by:	232.5

PPI Factor	1.604
(b) Calculate Adjustment Factor
Base Diesel Fuel and Explosives Component	$10.06
Multiplied by:	1.604	PPI Factor

Adjusted Diesel Fuel and Explosives Component	$16.136
(2) Calculate Diesel Fuel and Explosives — Base Price
Adjustment	$16.136	Adj. Diesel Fuel and Explosives Component
Less:	$10.06	Base Diesel Fuel and Explosives Component

	$6.08	Diesel Fuel and Explosives — Base Price Adjustment
(3) Calculate Adjusted Base FOB Price Per Ton
	$27.31	2008 Contract Base Price Per Ton
Plus:	$6.08	Diesel Fuel and Explosives — Base Price Adjustment

	$33.39	Base Price Adjustment Effect. 7/1/08

Sample PPI Data:
Figures used are hypothetical and for illustration purposes only.
PPI-Commodities—#2 Diesel Fuel #WPU057303
	Mar 08	355.4
	Apr 08	365.1
	May 08	398.2

	Average	372.9

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